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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation by reference in this Form N-1A filing of our auditors' report on the financial statements of the Shelby Fund of the Coventry Group dated May 8, 2000 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 73 Form N-1A filing.




/s/ARTHUR ANDERSEN LLP


Louisville, Kentucky,
  July 28, 2000